UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 4, 2020 ( October 29, 2020)

Laureate Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street

Baltimore, MD 21202

(Address of principal executive offices, including zip code)

(410) 843-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.004 per share	LAUR	The NASDAQ Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 30, 2020, Laureate Education, Inc., a Delaware public benefit corporation (the “Company”), Laureate Netherlands Holding B.V., a Dutch Besloten Vennootschap and an indirect wholly owned subsidiary of the Company, ICE Inversiones Brazil, SL, a Spanish Sociedad Limitada Unipersonal and an indirect wholly owned subsidiary of the Company, and Rede Internacional de Universidades Laureate Ltda., a Brazilian limited liability company and an indirect wholly owned subsidiary of the Company (“Rede”), entered into a Transaction Agreement (the “Ânima Transaction Agreement”) with Ânima Holding S.A., a Brazilian corporation (the “Purchaser”), VC Network Educação S.A., a Brazilian corporation and a wholly owned subsidiary of the Purchaser (“Angel”), and, solely for the purposes of certain provisions thereof, the Purchaser’s controlling shareholders.

For a transaction value of R$4.6 billion, the Company has agreed to sell to the Purchaser all of the issued and outstanding equity interests of Rede, the direct or indirect owner of the Company’s Brazilian operations. Net of the go shop termination fee payable to Ser Educacional S.A., a Brazilian publicly held company (“SER”), in connection with the termination of the SER Transaction Agreement (as defined in Item 1.02 below) between the Company and SER to be borne by the Purchaser, the transaction value is approximately R$4.4 billion (US$765 million at the exchange rate as of October 30, 2020), including R$3.8 billion in cash consideration, which is subject to certain adjustments, and the assumption of net indebtedness. Pursuant to the Ânima Transaction Agreement, the Company will be entitled to receive up to R$203 million in additional cash consideration if certain metrics are achieved following the closing. The termination of the SER Transaction Agreement is further detailed below in Item 1.02 of this Current Report on Form 8-K.

The closing of the transaction contemplated in the Ânima Transaction Agreement is targeted to occur by the end of the second quarter of 2021 and is subject to certain specified closing conditions, including receipt of regulatory approval, receipt of required approvals by the Purchaser’s shareholders and other customary closing conditions.

Upon termination of the Ânima Transaction Agreement, under certain specified circumstances, each of the Company and Angel will be required to pay the other party a termination fee of R$400 million. In addition, under certain circumstances specified in the Ânima Transaction Agreement, the Company will be required to pay Angel 50% of the R$180 million go shop termination fee.

As of June 30, 2020, the carrying value of the Company’s Brazil operations was approximately US$396 million. In addition, as previously disclosed, as of June 30, 2020, the Company has recorded within stockholders’ equity, as a component of accumulated other comprehensive income, approximately US$488 million of accumulated foreign currency translation (FX) losses associated with the Brazil operations. During the third quarter of 2020, the Company expects to classify the Brazil operations as held-for-sale and these FX losses will be included as part of the carrying value of that business when evaluating it for potential impairment.

For the 12-month period ended June 30, 2020, the Brazil operations collectively had approximately US$473.6 million in revenue, US$10.0 million in operating income (which included US$3.3 million in impairment charges, US$34.3 million in Excellence-in-Process expenses1 and US$0.6 million in share-based compensation expense) and US$28.2 million in depreciation and amortization and, as of June 30, 2020, collectively had approximately 267,400 students.

1 Excellence-in-Process (“EiP”) implementation expenses are related to an enterprise-wide initiative to optimize and standardize the Company’s processes, creating vertical integration of procurement, information technology, finance, accounting and human resources. It included the establishment of regional shared services organizations around the world, as well as improvements to the Company’s system of internal controls over financial reporting. The EiP initiative also includes other back- and mid-office areas, as well as certain student-facing activities, expenses associated with streamlining the organizational structure and certain non-recurring costs incurred in connection with the planned and completed dispositions. Beginning in the third quarter of 2019, EiP also includes expenses associated with an enterprise-wide program aimed at revenue growth.

Item 1.02 Termination of Material Definitive Agreement.

On October 29, 2020, the Company and SER agreed to terminate the Transaction Agreement, dated as of September 11, 2020, among the Company, Rede and SER and, solely for the purposes of certain provisions thereof, José Janguiê Bezerra Diniz and certain of his family members (the “SER Transaction Agreement”) and settle all related legal proceedings. The Purchaser and SER have agreed that the Purchaser will bear the go shop termination fee of R$180 million due to SER in connection with termination of the SER Transaction Agreement.

A description of the material terms of the SER Transaction Agreement can be found in the Current Report on Form 8-K filed by the Company on September 14, 2020, and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K includes certain disclosures which contain “forward-looking statements” within the meaning of the U.S. federal securities laws, which involve risks and uncertainties. You can identify forward-looking statements because they often contain words such as “subject to,” “expect” or similar expressions that concern the Ânima Transaction Agreement, the transaction contemplated by the Ânima Transaction Agreement, the SER Transaction Agreement or the Company’s strategy, plans or intentions. Any statement that we make relating to the closing is a forward-looking statement. Forward-looking statements are based on the Company’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. These uncertainties, risks and changes in circumstances include the risks and uncertainties inherent in the transaction contemplated by the Ânima Transaction Agreement and in our business, including, without limitation: the occurrence of any event, change or other circumstances that could give rise to the termination of the Ânima Transaction Agreement; the risk that the conditions to the closing are not satisfied; and the risk that such transaction will not be consummated within the expected time period or at all. Other important factors that could cause actual results to differ materially from the Company’s expectations are set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020. The Company is under no obligation to (and specifically disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Leslie S. Brush
Name:	Leslie S. Brush
Title:	Vice President, Assistant General Counsel and Secretary

Date: November 4, 2020